                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY CAPITAL  PORTFOLIOS,  INC., a Maryland  corporation  whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST:  Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors of the  Corporation  has  allocated  Three
Billion  (3,000,000,000)  shares of the Three Billion  (3,000,000,000) shares of authorized  capital  stock of the  Corporation,  par value One Cent  ($0.01) per share, for an aggregate par value of Thirty Million Dollars ($30,000,000).  As a result of the  action  taken by the Board of  Directors  referenced  in  Article
FOURTH of these  Articles  Supplementary,  the seven (7)  Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

    SERIES                       NUMBER OF SHARES           AGGREGATE PAR VALUE
    ------                       ----------------           -------------------

   Equity Income Fund                 705,000,000              $  7,050,000

   Value Fund                       1,050,000,000                10,500,000

   Real Estate Fund                    50,000,000                   500,000

   Small Cap Value Fund               460,000,000                 4,600,000

   Equity Index Fund                  500,000,000                 5,000,000

   Large Company Value Fund           220,000,000                 2,200,000

   Mid Cap Value Fund                  15,000,000                   150,000

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established  Classes of shares for the
Series of the capital stock of the  Corporation and (b) has allocated the shares designated to the Series in Article FOURTH above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the seven (7)  Series of stock of the  Corporation  and the number of shares and aggregate  par value of each is as follows:

                                                     NUMBER OF
                                                      SHARES          AGGREGATE
SERIES NAME                     CLASS NAME           ALLOCATED        PAR VALUE
-----------                     ----------           ---------        ---------

Equity Income Fund              Investor             500,000,000      $5,000,000
                                Institutional         50,000,000         500,000
                                Service                        0               0
                                R                     10,000,000         100,000
                                Advisor              125,000,000       1,250,000
                                C                     20,000,000         200,000

Value Fund                      Investor             800,000,000       8,000,000
                                Institutional        100,000,000       1,000,000
                                Service                        0               0
                                Advisor              110,000,000       1,100,000
                                C                     20,000,000         200,000
                                A                     10,000,000         100,000
                                B                     10,000,000         100,000
                                C II                           0               0

Real Estate Fund                Investor              30,000,000        $300,000
                                Institutional         10,000,000         100,000
                                Service                        0               0
                                Advisor               10,000,000         100,000

Small Cap Value Fund            Investor             300,000,000      $3,000,000
                                Institutional         50,000,000         500,000
                                Service                        0               0
                                Advisor              100,000,000       1,000,000
                                C                     10,000,000         100,000

Equity Index Fund               Investor             100,000,000      $1,000,000
                                Institutional        400,000,000       4,000,000

Large Company Value Fund        Investor             100,000,000      $1,000,000
                                Institutional         50,000,000         500,000
                                Service                        0               0
                                Advisor               10,000,000         100,000
                                C                     10,000,000         100,000
                                R                     10,000,000         100,000
                                A                     30,000,000         300,000
                                B                     10,000,000         100,000
                                C II                           0               0

Mid Cap Value Fund              Investor              15,000,000        $150,000

     THIRD:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     FOURTH:  A description  of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     FIFTH:  The Board of Directors of the  Corporation had classified as Series the authorized capital stock of the Corporation and has allocated shares to each
Series as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF,  AMERICAN CENTURY CAPITAL  PORTFOLIOS,  INC. has caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its behalf by its Vice  President and attested to by its Assistant  Secretary on this 1st day of April, 2004.

                                          AMERICAN CENTURY
ATTEST:                                   CAPITAL PORTFOLIOS, INC.

/s/ Anastasia H. Enneking                /s/ Charles A. Etherington
--------------------------------         -------------------------------------
Name:  Anastasia H. Enneking              Name:   Charles A. Etherington
Title: Assistant Secretary                Title:  Vice President

     THE  UNDERSIGNED  Vice President of AMERICAN  CENTURY  CAPITAL  PORTFOLIOS,
INC.,  who  executed  on  behalf  of said  Corporation  the  foregoing  Articles
Supplementary to the Charter,  of which this certificate is made a part,  hereby acknowledges,  in the name of and on behalf of said  Corporation,  the foregoing
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  April 1, 2004                     /s/ Charles A. Etherington
                                          --------------------------------------
                                          Charles A. Etherington, Vice President